UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 23, 2018

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On January 23, 2018, the Board of Directors (the “Board”) of Stein Mart, Inc. (the “Company”) adopted the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”). The 2018 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance share awards and other equity-based awards to employees, directors and consultants of the Company and its affiliates. The 2018 Plan is intended to replace the Company’s 2001 Omnibus Plan (as amended and restated, the “2001 Plan”), and no further awards will be granted under the 2001 Plan. The Company intends to submit the 2018 Plan for approval at the Company’s 2018 annual meeting of shareholders.

The 2018 Plan generally will be administered by the Compensation Committee of the Board (the “Committee”), although the Board retains the right to appoint another of its committees to administer the 2018 Plan or to administer the 2018 Plan directly.

A maximum number of 4,100,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”) is available for issuance under the 2018 Plan, plus up to 3,629,488 shares of Common Stock underlying outstanding awards granted under the 2001 Plan that expire or are forfeited for any reason. The number of shares available for issuance under the 2018 Plan is subject to adjustment upon changes in the outstanding Common Stock or in the capital structure of the Company, in the discretion of the Committee. Shares of Common Stock subject to awards granted under the 2018 Plan that expire or are forfeited for any reason will again be available for grants under the 2018 Plan. Shares of Common Stock subject to awards granted under the 2018 Plan that are (i) settled in cash, (ii) withheld to satisfy tax withholding obligations with respect to restricted stock, restricted stock units, performance share awards or other equity-based awards (but not options or stock appreciation rights) or (iii) exchanged with the Company’s permission prior to the issuance of shares for awards not involving shares will also again be available for grants under the 2018 Plan.

The number of shares that may be granted under the 2018 Plan to a non-employee director in a single fiscal year is limited to 70,000 shares. No participant may receive, during a single fiscal year, (i) options or stock appreciation rights granted under the 2018 Plan with respect to more than 1,000,000 shares of Common Stock in the aggregate, (ii) restricted stock, restricted stock units, performance shares or other equity-based awards subject to performance goals granted under the 2018 Plan with respect to more than 1,000,000 shares of Common Stock in the aggregate or (iii) cash awards granted under the 2018 Plan with an aggregate value that exceeds $2,500,000.

The 2018 Plan will continue in effect until its termination by the Board, provided that no awards may be granted following the tenth anniversary of the 2018 Plan’s effective date. The Board may amend, suspend or terminate the 2018 Plan at any time, subject to obtaining stockholder approval to the extent required under applicable law or the rules of any stock exchange on which the Company’s shares are then listed.

The foregoing summary of the 2018 Plan is not complete and is qualified in its entirety by the 2018 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Stein Mart, Inc. 2018 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: January 26, 2018	By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
Chief Executive Officer